      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1998
                                               REGISTRATION NO. 333-____________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             ----------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             ----------------------


                        PIA MERCHANDISING SERVICES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                          33-0684451
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)


                      19900 MacArthur Boulevard, Suite 900
                            Irvine, California 92718
                                 (714) 476-2200
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ----------------------

                      Miscellaneous Employee Benefit Plans
                            (Full Title of the Plans)


                                  CATHY L. WOOD
                        PIA MERCHANDISING SERVICES, INC.
                      19900 MacArthur Boulevard, Suite 900
                            Irvine, California 92718
                                 (714) 476-2200
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ----------------------

                                   COPIES TO:
                              JANIS B. SALIN, ESQ.
                               Riordan & McKinzie
                       300 South Grand Avenue, 29th Floor
                          Los Angeles, California 90071


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.


If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                                CALCULATION OF REGISTRATION FEE
==============================================================================================
                                              Proposed         PROPOSED
        TITLE OF              Amount           Maximum          MAXIMUM          AMOUNT OF
    SECURITIES TO BE          to be        Offering Price      AGGREGATE       REGISTRATION
       REGISTERED           Registered      Per Share(1)   OFFERING PRICE(1)        FEE
----------------------------------------------------------------------------------------------
Common Stock ($.01 par        42,670
value per share)              shares           $3.94           $168,120             $50
==============================================================================================

(1) Based on the average of the high and low prices of the Common Stock as quoted on the Nasdaq National Market on May 4, 1998, a date within five business days prior to the filing of this Registration Statement.

                                EXPLANATORY NOTE

In accordance with the Note to Part I of Form S-8, the information specified by
Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for sales of Common Stock of PIA Merchandising Services, Inc. (the "Company") pursuant to miscellaneous employee benefit plans of the Company (the "Employee Benefit Plans"). A Prospectus filed as a part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings of Common Stock acquired pursuant to the Employee Benefit Plans.

PROSPECTUS

                        PIA MERCHANDISING SERVICES, INC.
                     COMMON STOCK, $.01 PAR VALUE PER SHARE
                         42,670 SHARES OF COMMON STOCK


         This Prospectus relates to the resale by certain employees (hereinafter referred to collectively as the "Selling Shareholders" and individually as a "Selling Shareholder") of 42,670 shares of the common stock, $.01 par value
(the "Common Stock"), of PIA Merchandising Services, Inc., a Delaware corporation (the "Company"), acquired pursuant to miscellaneous employee benefit plans, which shares may be offered from time to time by the Selling Shareholders or by their pledgees, donees, transferees or other successors-in-interest. The Company will receive no portion of the proceeds of sales made hereunder. All registration expenses of this offering are being borne by the Company, but all selling and other expenses, including brokerage fees, will be borne by the Selling Shareholders.

               PROSPECTIVE PURCHASERS SHOULD CONSIDER THE FACTORS
               SET FORTH IN THIS PROSPECTUS UNDER "RISK FACTORS."

                          -----------------------------


        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
        OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          -----------------------------


         This Prospectus also relates to such additional shares of Common Stock as may be issued to the Selling Shareholders because of future stock dividends, stock splits or similar changes in capital structure.

         There can be no assurance that the Selling Shareholders will sell any of the shares offered hereby.

         The Common Stock is traded in the over-the-counter market on the Nasdaq National Market (Symbol: PIAM). Prospective purchasers should obtain current market information regarding the Common Stock.

         No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, imply that there has been no change in the affairs of the Company since the date hereof or that the information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those to which it relates, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation would be unlawful. The shares offered hereby have not been registered for offer or sale under the securities laws of any state or other jurisdiction as of the date hereof. Broker-dealers effecting transactions in the shares should confirm the registration of the shares under the securities laws of the states or other jurisdictions in which such transactions occur or the existence of exemptions from such registration, or should cause such registration to occur in connection with any offer or sale of the shares.

                          -----------------------------


                   The date of this Prospectus is May 6, 1998

                                TABLE OF CONTENTS
                                                                            Page

AVAILABLE INFORMATION.......................................................  3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................  3

THE COMPANY.................................................................  4

RISK FACTORS................................................................  4

SELLING SHAREHOLDERS........................................................  6

PLAN OF DISTRIBUTION........................................................  6

INDEMNIFICATION OF DIRECTORS AND OFFICERS...................................  7

LEGAL MATTERS...............................................................  8

EXPERTS ....................................................................  8

                              AVAILABLE INFORMATION

         The Company has filed a Registration Statement on Form S-8 under the Securities Act with the Securities and Exchange Commission (the "Commission") with respect to the shares offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements contained herein concerning the provisions of any documents are not necessarily complete and, in each instance, reference is made to the copy of such documents filed as an exhibit to the Registration Statement, and each such statement shall be deemed qualified in its entirety by such reference.

         The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports and other information with the Commission. A copy of the reports and other information filed by the Company in accordance with the Exchange Act may be inspected without charge at the offices of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and will also be available for inspection and copying at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048 and at Room 3190, Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material may also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding the Company at http://www.sec.gov. Such reports, proxy statements and other information concerning the Company are also available for inspection at the offices of the Nasdaq National Market, Reports Section, 1735 K Street, Washington, D.C. 20006.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company hereby incorporates by reference into this Prospectus the following documents:

        (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

        (b) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on February 22, 1996; and

        (c) all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any subsequently filed document that is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the oral or written request of such person, a copy of any documents incorporated by reference in the Registration Statement (other than exhibits to such documents). Requests should be directed to Cathy L. Wood, Executive Vice President, Chief Financial Officer and Secretary, PIA Merchandising Services, Inc., 19900 MacArthur Boulevard, Suite 900, Irvine, California 92718, telephone number (714) 476-2200.

                                   THE COMPANY

         The Company is a supplier of in-store merchandising and sales services in the United States and Canada. The Company provides these services primarily on behalf of consumer product manufacturers and retailers at approximately 20,000 grocery stores, 5,000 mass merchandisers and 13,000 drug stores.

         The Company was incorporated in California in August 1988 as PIA Holding Corporation, reincorporated in Delaware in February 1996, and concurrently changed its name to PIA Merchandising Services, Inc. The Company's principal executive offices are located at 19900 MacArthur Boulevard, Suite 900, Irvine, California 92718, and its telephone number is (714) 476-2200.

                                  RISK FACTORS

         Prior to making an investment decision, prospective purchasers should consider the specific factors set forth below as well as the other information set forth in this Prospectus.

HISTORY OF LOSSES

         During the years ended December 31, 1992 and 1993, the Company incurred significant losses and experienced substantial negative cash flow. The Company had net losses of $3.2 million and $2.6 million for the years ended December 31, 1992 and 1993, respectively. These losses resulted primarily from additional field service costs to provide service coverage in grocery stores for relatively few clients in newly-opened regions during the Company's continuing national expansion in 1992 and 1993, and from the write-off of $1.7 million in goodwill in 1992. In addition, the Company incurred losses in each quarter during 1997, resulting in a total net loss of $15.1 million. There can be no assurance that the Company will not sustain further losses.

LOSS OF SHARED SERVICE BUSINESS

         PIA's business mix has changed significantly over the last year, and is expected to continue to change during 1998, in response to client needs and the evolving third party merchandising industry. Due in part to industry consolidation, increased competition, and service performance issues, the Company has lost a substantial amount of shared service business over the last 12 months, and has not sold any sizable new shared business to compensate for these losses. Shared services have historically required a significant fixed management and personnel infrastructure. The continued loss of shared service business will negatively affect the Company's financial performance if it cannot decrease its cost of delivery of this service.

INDUSTRY CONSOLIDATION; CONCENTRATED CLIENT BASE

         The retail and manufacturing industries are undergoing consolidation processes that result in fewer larger retailers and suppliers. The Company's success is dependent in part upon its ability to maintain its existing clients and to obtain new clients. As a result of industry consolidation, the Company has lost certain clients, and this trend could continue to have a negative effect on the Company's client base and results of operations. The Company's ten largest clients generated approximately 57% and 69% of the Company's net revenues for the years ended December 31, 1996 and 1997, respectively. During these periods, none of the Company's manufacturer or retailer clients accounted for greater than 10% of net revenues, other than Buena Vista Home Video and S.C. Johnson which accounted for 11.7% and 10.3% of net revenues, respectively, for the year ended December 31, 1996, and Buena Vista Home Video and Eckerd Drug Stores, which accounted for 16.0% and 13.6% of net revenues, respectively, for the year ended December 31, 1997. The majority of the Company's contracts with its clients for shared services have multi-year terms. PIA believes that the uncollectability of amounts due from any of its large clients, a significant reduction in business from such clients, or the inability to attract new clients, could have a material adverse effect on the Company's results of operations.

UNCERTAINTY OF COMMISSION INCOME

         Approximately 14.3% of the Company's net revenues for the year ended December 31, 1997 were earned under commission-based contracts. These contracts provide for commissions based on a percentage of the client's net sales of certain of its products to designated retailers. Under certain of these contracts, the Company generally receives a draw on a monthly or quarterly basis, which is then applied against commissions earned. Adjustments are made on a monthly or quarterly basis upon receipt of reconciliations between commissions earned from the client and the draws previously received. The reconciliations typically result in commissions owed to the Company in excess of previous draws; however, the Company cannot predict with accuracy the level of its clients' commission-based sales. Accordingly, the amount of commissions in excess of or less than the draws previously received will fluctuate and can significantly affect the Company's operating results in any quarter.

CONTROL BY CERTAIN STOCKHOLDERS

        Riordan, Lewis & Haden, a private investment firm, beneficially owns approximately 30.2% of the Company's outstanding Common Stock, and the Company's directors and officers, in the aggregate, beneficially own approximately 15.3% of the Company outstanding Common Stock (excluding the shares owned by Riordan, Lewis & Haden which are deemed to be beneficially owned by Mr. Haden and Mr. Lewis). As a result, such persons, if they act together, generally will be able to elect all directors, exercise control over the business, policies and affairs of the Company and will have the power to approve or disapprove most actions requiring stockholder approval, including amendments to the Company's charter and By-laws, certain mergers or similar transactions, sales of all or substantially all of the Company's assets, and the power to prevent or cause a change in control of the Company. In the future, this situation could make the acquisition of control of the Company and the removal of existing management more difficult.

RESTRICTIONS ON DIVIDENDS

        The Company has never paid dividends on its capital stock, and currently intends to retain any earnings or other cash resources to finance future growth.

EFFECT OF CERTAIN CHARTER PROVISIONS; ANTI-TAKEOVER EFFECTS OF CERTIFICATE OF INCORPORATION, BY-LAWS AND DELAWARE LAW

        The Company's Board of Directors has the authority to issue up to 3,000,000 shares of Preferred Stock, and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. In addition, the Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which will prohibit the Company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. The application of
Section 203 also could have the effect of delaying or preventing a change of control of the Company. Further, certain provisions of the Company's Certificate of Incorporation (e.g., the inability of stockholders of the Company to act by written consent) and By-laws (e.g., the requirement that the holders of shares entitled to cast no less than 30% of the votes at a special meeting of stockholders may call such a special meeting) and of Delaware law could delay or make more difficult a merger, tender offer or proxy contest involving the Company, which could adversely affect the market price of the Company's Common Stock.

                              SELLING SHAREHOLDERS

         The table below sets forth (i) the names and relationships with the Company of the Selling Shareholders and (ii) the number of shares of Common Stock which each Selling Shareholder (a) beneficially owned at May 1, 1998,
(b) may sell under this Prospectus and (c) would have beneficially owned if all the shares offered hereby had been sold on May 1, 1998 (and, if one percent or more, the percentage of the outstanding shares of Common Stock which such beneficially owned shares would have represented). There were 5,903,219 shares of Common Stock issued and outstanding at May 1, 1998.

         The number of shares beneficially owned includes shares of Common Stock in which a person has sole or shared voting power and/or sole or shared investment power. A person is also deemed to be the beneficial owner of shares of Common Stock if the person has the right to acquire beneficial ownership of the shares, within 60 days, through the exercise of options or warrants.

         Common Stock not outstanding which is subject to options and warrants is deemed to be outstanding for the purpose of computing the percentage of the Common Stock beneficially owned by each person named below, but is not deemed to be outstanding for any other person.

         Except as noted, each person named below has sole voting and investment powers with respect to the Common Stock beneficially owned by the person, subject to applicable community property and similar laws.


                                          AMOUNT        AMOUNT    AMOUNT        PERCENTAGE
                       RELATIONSHIP       BENEFICIALLY  TO BE     BENEFICIALLY  BENEFICIALLY
                       WITH THE           OWNED PRIOR   OFFERED   OWNED AFTER   OWNED AFTER
SELLING SHAREHOLDER    COMPANY            TO OFFERING   HEREBY    OFFERING      OFFERING
---------------------  ------------       ------------  --------  ------------  ----------
Richard McClure        Employee             48,123(1)    21,335      26,788          *
Jeffrey W. Specht      Employee             25,568(2)    21,335       3,233          *

---------------
 *  Percentage owned is less than 1%.

(1) Includes 14,088 shares issuable upon the exercise of options which are exercisable as of, or will become exercisable within 60 days of, May 1, 1998.

(2) Includes 2,864 shares issuable upon the exercise of options which are exercisable as of, or will become exercisable within 60 days of, May 1, 1998.

                              PLAN OF DISTRIBUTION

         The shares of Common Stock may be sold from time to time to purchasers directly by either of the Selling Shareholders. Alternatively, the Selling Shareholders may from time to time offer the shares of Common Stock through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or purchasers of the shares of Common Stock for whom they may act as agent. The Selling Shareholders and any underwriters, dealers or agents that participate in the distribution of the shares of Common Stock might be deemed to be underwriters, and any profit on the sale of such shares of Common Stock by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offer of any of the shares of Common Stock is made, to the extent required, a supplement to this Prospectus will be distributed which will set forth the aggregate principal amount of stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions or other items constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. The Company is unaware of any plan of distribution of any of the Selling Shareholders with respect to the resale of the shares of Common Stock offered hereby.

         The shares of Common Stock may be sold in the over-the-counter market or in privately negotiated transactions. Sales of such shares in the over-the-counter market may be by means of one or more of the following: (a) a block trade in which a broker or dealer will attempt to sell his or her shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a dealer as principal and resale by such dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. Each Selling Shareholder will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Rule 10b-2, 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Shareholders.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company is a Delaware corporation. Article VI of the Company's Bylaws provides that the Company may indemnify its officers and Directors to the full extent permitted by law. Section 145 of the General Corporation Law of the State of Delaware (the "GCL") provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.

         Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no cause to believe his or her conduct was unlawful.

         Subsection (b) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such director or officer is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

         Section 145 of the GCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

         Article Ninth of the Company's Certificate of Incorporation currently provides that each Director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the GCL, or (iv) for any transaction from which the Director derived an improper benefit.

         The Company carries directors' and officer's liability insurance covering its directors and officers.

         Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                 LEGAL MATTERS

         The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Riordan & McKinzie, a Professional Corporation, Los Angeles, California. Certain principals and employees of Riordan & McKinzie are limited partners of a partnership which is a limited partner of RVM/PIA, a California limited partnership, the Company's principal stockholder, and certain of such individuals also hold shares of Common Stock of the Company directly.


                                     EXPERTS

         The financial statements of the Company as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, which are included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated by reference in this Prospectus and elsewhere in the Registration Statement, have been so incorporated in reliance upon the report of Deloitte & Touche LLP, independent certified public accountants, incorporated by reference in this Prospectus and elsewhere in this Registration Statement, and upon the authority of said firm as experts in accounting and auditing.

                        PIA MERCHANDISING SERVICES, INC.
                       REGISTRATION STATEMENT ON FORM S-8
                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.  Incorporation of Documents by Reference

         The Company hereby incorporates by reference into this Registration Statement the following documents:

               (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; and

               (b) the description of the Common Stock contained in the
                   Company's Registration Statement on Form 8-A filed with the Commission on February 22, 1996.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document that is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         The section in the Prospectus filed herewith entitled "Legal Matters" is hereby incorporated by reference in this Item.

Item 6.  Indemnification of Directors and Officers

         The section in the Prospectus filed herewith entitled "Indemnification of Directors and Officers" is hereby incorporated by reference in this Item.

Item 7.  Exemption from Registration Claimed

         The shares of Common Stock registered hereby were issued to the Selling Shareholders by private placement in reliance on the exemption from the registration provisions of the Act provided for in Section 4(2) of the Act.

Item 8.  Exhibits

   Exhibit No.   Description of Exhibit
   ----------    ---------------------


       5         Opinion of Riordan & McKinzie, a Professional Corporation.
                 Filed herewith.

      10.1 Stock Bonus Agreement dated as of May 1, 1998 between the Company and Richard McClure. Filed herewith.

      10.2 Stock Bonus Agreement dated as of May 1, 1998 between the Company and Jeffrey W. Specht. Filed herewith.

      23.1       Consent of Riordan & McKinzie (contained in Exhibit 5).

      23.2       Consent of Deloitte & Touche LLP. Filed herewith.


Item 9.  Undertakings

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) to include any prospectus required by Section 10(a)(3) of the Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions of Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 4, 1998.

                                            PIA MERCHANDISING SERVICES, INC.

                                            By: /s/ Terry R. Peets
                                                --------------------------------
                                                Terry R. Peets
                                                Chief Executive Officer and
                                                President

        Each person whose signature appears below constitutes and appoints Terry
R. Peets and Cathy L. Wood, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                               Title                       Date
              ---------                               -----                       ----
/s/ Terry R. Peets                        Chief Executive Officer and          May 4, 1998
-------------------------------------     President (Principal executive
Terry R. Peets                            officer)


/s/ Cathy L. Wood                         Executive Vice President,            May 4, 1998
-------------------------------------     Chief Financial Officer and
Cathy L. Wood                             Secretary (Principal financial
                                          and accounting officer)

/s/ Clinton E. Owens                      Chairman of the Board                May 4, 1998
-------------------------------------
Clinton E. Owens


/s/ Patrick C. Haden                      Director                             May 4, 1998
-------------------------------------
Patrick C. Haden


/s/ J. Christopher Lewis                  Director                             May 4, 1998
-------------------------------------
J. Christopher Lewis


/s/ John A. Colwell                       Director                             May 4, 1998
-------------------------------------
John A. Colwell


/s/ Joseph H. Coulombe                    Director                             May 4, 1998
-------------------------------------
Joseph H. Coulombe


/s/ Edwin E. Epstein                      Director                             May 4, 1998
-------------------------------------
Edwin E. Epstein

                                 EXHIBIT INDEX


   Exhibit No.   Description of Exhibit
   ----------    ---------------------

       5         Opinion of Riordan & McKinzie, a Professional Corporation.
                 Filed herewith.

      10.1 Stock Bonus Agreement dated as of May 1, 1998 between the Company and Richard McClure. Filed herewith.

      10.2 Stock Bonus Agreement dated as of May 1, 1998 between the Company and Jeffrey W. Specht. Filed herewith.

      23.1       Consent of Riordan & McKinzie (contained in Exhibit 5).

      23.2       Consent of Deloitte & Touche LLP. Filed herewith.